UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 28, 2019

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2019, The Joint Corp. (the “Company”), amended its form of Incentive Stock Option Agreement, its form of Nonstatutory Stock Option Agreement and its form of Restricted Stock Award Agreement (each an “Agreement” and together the “Agreements”), each of which is used in connection with equity award grants under its Amended and Restated 2014 Stock Plan (the “Plan”). The amendments to each Agreement added a “double trigger” provision under which all unvested equity awards will vest upon the occurrence of both (i) a Change of Control (as defined by the Plan) and, (ii) either (a) the termination of the grantee’s employment by the Company for a reason other than Cause or (b) the termination of grantee’s employment by the grantee for Good Reason, if such termination of employment occurs during the period beginning thirty (30) calendar days prior to the date the Change of Control is effected, and ending on the one-year anniversary of the date the Change of Control is effected.

This summary of the amendments to the Agreements is qualified in its entirety by the forms of the amended Agreements, which are filed with this report as Exhibits 10.1, 10.2 and 10.3. Except as otherwise specified, capitalized terms not otherwise defined in the previous paragraph have the meanings given to them in the Agreements as amended.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description

10.1	Form of Incentive Stock Option Agreement under Amended and Restated 2014 Stock Plan

10.2	Form of Nonstatutory Stock Option Agreement under Amended and Restated 2014 Stock Plan

10.3	Form of Restricted Stock Award Agreement under Amended and Restated 2014 Stock Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2019

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer